UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 .    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)
Effective with the May 2, 2013 Annual Meeting of Shareholders (the “Annual Meeting”), Frank M. Hennessey and Eugene A. Miller members of the Board of Directors (the “Board”) of DTE Energy Company (the “Company”), retired from the Board. Messrs. Hennessey and Miller reached the Board's mandatory retirement age in 2013.

Item 5.07.      Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting was held on May 2, 2013.

(b)At the Annual Meeting:

(i)
The nominees named in the Proxy were all elected as follows: Gerard M. Anderson, David A. Brandon, Charles G. McClure, Jr., Gail J. McGovern, James B. Nicholson, Charles W. Pryor, Jr. and Ruth G. Shaw were each elected to serve as a director for a one-year term expiring in 2014, with the votes shown:

	Total Votes For Each Director	Total Votes Withheld From Each Director	Broker Non-Votes
Gerard M. Anderson	107,925,857	5,949,832	24,532,391
David A. Brandon	109,870,665	4,005,024	24,532,391
Charles G. McClure, Jr.	111,426,099	2,449,590	24,532,391
Gail J. McGovern	112,117,022	1,758,667	24,532,391
James B. Nicholson	111,863,662	2,012,027	24,532,391
Charles W. Pryor, Jr.	112,083,064	1,792,625	24,532,391
Ruth G. Shaw	100,065,246	13,810,443	24,532,391

(ii)	Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year 2013, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
136,364,018	1,309,759	734,303	—

(iii)	Shareholders approved, on an advisory basis, the overall executive compensation paid to the Company's named executive officers as more fully described in the Proxy, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
101,916,719	10,328,103	1,630,867	24,532,391

(iv)	Shareholders did not approve the proposal relating to political contributions as more fully described in the Proxy, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
33,115,270	77,013,802	3,746,017	24,532,991

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2013
DTE ENERGY COMPANY
(Registrant)

/s/ Lisa A. Muschong
Lisa A. Muschong
Corporate Secretary